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                                                                 EXHIBIT 10 (j)



                              EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of this first day of October, 1995 (the "Effective Date"), by and between DETREX CORPORATION, a Michigan corporation (the "Company"),and WILLIAM C. KING, an individual residing at 26281 Siena Drive, Bonita Springs, Florida, 33923 ("Executive").

                                  WITNESSETH:

          WHEREAS, the Company and Executive are parties to a Temporary Employment Agreement, dated April 11, 1995 (the "Temporary Agreement"); and

          WHEREAS, the Company and Executive now desire to supersede the Temporary Agreement with this Agreement and to have the terms and conditions of Executive's employment with the Company governed by the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.   Employment and Duties.

          (a) General. The Company hereby employs Executive, effective as of the Effective Date, and Executive agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as President and Chief Executive Officer of the Company. In such capacities, Executive shall report directly to the Board of Directors of the Company (the "Board"). Executive shall perform all of the duties accorded to the positions of President and Chief Executive Officer as provided in the bylaws of the Company. The parties acknowledge that the Company is in the process of searching for a Chief Operating Officer of the Company. The parties further acknowledge that, in the event that a Chief Operating Officer is hired, Executive will continue as Chief Executive Officer and may become Chairman of the Board or such other position as is indicative of Executive's status as the Chief Executive Officer of the Company. Regardless of whether a Chief Operating Officer is hired, Executive will remain during the Term the Chief Executive Officer of the Company and retain the corresponding responsibilities of general oversight and control as provided in the Company's bylaws.


          (b) Services. For so long as Executive is employed by the Company, Executive shall, except as may from time to time be otherwise agreed to in writing by the Company, devote his best efforts and attention to his duties hereunder; shall faithfully serve the Company; shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Board; and shall use his best efforts to promote and serve the interests of the Company.


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          (c)   No Other Employment.  For so long as Executive is employed by the Company, Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior approval of the Board, except that, without the prior approval of the Board, he may serve on the boards of directors of and perform consulting services for other corporations during the Term, provided that such services do not conflict with the execution of his duties as Chief Executive Officer or the provisions of Section 5 below. In addition, no such approval will be required if Executive seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of Section 5 hereof.

          (d) Temporary Agreement Superseded. As of the Effective Date, the Temporary Agreement is hereby superseded and replaced by this Agreement.

          2. Term of Employment. The term of Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and continue until September 30, 2000.

          3. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive during the Term as compensation for all services rendered hereunder:

          (a) Salary. The Company shall pay to Executive a salary (the "Salary") at the initial rate of $100,000 per annum, payable to Executive in accordance with the normal payroll practices of the Company for its executive officers as are in effect from time to time, which Salary shall be in consideration for Executive's services for a period of five full business days every month while executing his duties hereunder, it being understood that Executive will spend a reasonable amount of time on Company premises or in personal contact with the Company's customers, suppliers or employees. The amount of Executive's Salary will be reviewed not less often than annually by the Board and may be increased, but not decreased below such amount, on the basis of such review.

          (b) Per Diem and Hourly Compensation. In the case that Executive spends more than five full business days during any month performing his duties hereunder, the Company shall pay to Executive a per diem amount of $1,350 for each additional full business day that Executive performs such duties. In addition, the Company shall pay to Executive $200 per hour, up to a maximum of $1,350 per day, for partial days worked in addition to the required five full days per month or additional days for which a full per diem is paid. Executive shall submit such time records showing days worked as shall be reasonably necessary to document the hours and days actually worked. Executive shall be paid such per diem and hourly compensation following submission of such documentation in a manner consistent with the Company's normal payroll cycle. The Company shall withhold


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income taxes, unemployment taxes and such other taxes as may be required by applicable federal and state laws.

          (c) Annual Bonus. Subject to such terms as the Compensation Committee of the Board (the "Compensation Committee") shall specify, Executive shall be eligible to participate in an annual incentive bonus program applicable to the Company's senior executives, as in effect from time to time, in accordance with the terms and conditions thereof. If Executive's employment should end for any reason during a given bonus period, any unpaid but earned bonus for any prior bonus period shall be paid to Executive in accordance with the terms of the applicable bonus plan.

          (d) Stock Options. Commencing as of the Effective Date, Executive shall be eligible for option grants under the Company's 1993 Stock Option Plan (the "Option Plan") for the Company's executive officers, as in effect from time to time, in accordance with the terms and conditions thereof. Any options granted to Executive under the Option Plan shall be subject to the terms and conditions specified by the Compensation Committee. Subject to Section 6(f) below, in the event of a Change in Control of the Company (as defined in Section 6(f)below), Executive shall become fully vested in accordance with the terms of the Option Plan in any stock options at the time previously granted to Executive thereunder.

          (e) Expenses. The Company shall pay or reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in connection with his employment hereunder. Such expenses shall include, but shall not be limited to, round-trip travel between Executive's home in Florida and the Company's offices in Michigan at such times and as often as Executive reasonably may determine, and all lodging and subsistence costs while Executive is on business trips, as well as telex, telecopier and telephone calls and other normal and incidental allowable expenses in accordance with the Company's standard policy. Such expenses shall be paid upon the periodic submission of invoices and shall be paid within thirty days after the date of such invoice. The reimbursement of expenses under this Section 3(e) shall be subject to Executive's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request. No expense payment or reimbursement under this Section 3(e) shall be "grossed up" or increased to take into account any tax liability incurred by Executive as a result of such payment or reimbursement.

          (f) Pension, Welfare and Fringe Benefits. During the Term, Executive shall be eligible to participate in the Company's Executive Disability Plan and in the Company's pension, medical and life insurance plans applicable to senior officers of the Company in accordance with the terms of such plans as in effect from time to time; provided, however, that, for eligibility purposes under the Company's medical and life insurance plans, Executive shall be considered a full-time employee. If Executive's employment terminates at the end of the Term or prior to the end of the Term as a result of his termination without Cause, resignation for Good Reason, or Disability (as such terms are hereinafter defined), such termination of employment shall be treated as retirement for purposes of the Company's post-retirement medical program and Executive will be eligible to enroll immediately in such post-retirement medical program subject to the terms and provisions of such program as in effect from time to time; provided, however, such eligibility will be subject to his immediate and continuous enrollment in the program as of the later to occur of the (i) the end of the Continuation Period (as hereinafter defined) and (ii) the date of Executive's termination of employment. The parties understand that Executive shall be entitled only to such benefits as may be provided under a Company postretirement medical program as in effect from time to time and that the Company may change, modify, amend or terminate such program at any time; provided, however, that no such change, modification, amendment or termination shall be designed to affect solely the rights of Executive thereunder.

          (g)   Supplemental Pension. (i) Subject to the provisions of this
Section 3(g), Executive shall earn during the Term a supplemental monthly pension for life (the "Pension") payable in the form of a straight life annuity commencing with the month following the month in which Executive attains age 65. The amount of the Pension shall be determined in accordance with the benefit formula and actuarial factors and assumptions set forth in the Detrex Corporation Employees Retirement Plan (the "Retirement Plan"), as in effect on the Effective Date, except that, for purposes of calculating the amount of the Pension, the following shall apply: (A) Executive shall be entitled to receive the Pension even if, at the time of his termination of employment, he is not entitled to receive a pension under the Retirement Plan; (B) for purposes of determining eligibility for benefits and calculating the amount of the Pension, Executive shall be credited with years of vesting and accrual service equal to the sum of (I) the number of whole months elapsed from April 1, 1995 to the date of Executive's termination of employment hereunder divided by six plus (II) five; (C) subject to Section 3(g)(ii) below, Executive shall be fully vested in the Pension as of the Effective Date; (D) the amount of the Pension shall be paid in the form of a 50% qualified joint and survivor annuity, unless Executive shall elect in writing prior to his termination of employment to have the Pension paid in another form of payment that may be elected under the Retirement Plan; provided, however, that the Company shall have the right at any time following Executive's termination of employment to pay the entire amount of the remaining Pension to Executive (or his surviving spouse, if applicable) in a lump sum (regardless of the amount of such lump sum) calculated in accordance with the actuarial factors specified in the Retirement Plan applicable to involuntary cashouts; (E) the amount of the Pension shall be reduced by the amount of the retirement benefits payable to Executive (or his spouse) under the Retirement Plan; (F) the monthly payments of the Pension shall not commence until the latest to occur of (I) the date Executive attains the earliest retirement age under the Retirement Plan, (II) the date Executive is no longer entitled to receive payments of the Severance Amount and (III) the date of Executive's termination of employment. If Executive should die prior to the commencement of the Pension, his surviving spouse, if any, shall be entitled to a death benefit for life equal the amount that would otherwise have been payable to her if Executive had died immediately after Pension payments to him had commenced on the latest date specified in clause (F) above (the "Reference Date") of the previous sentence in the form of a 50% joint and survivor annuity prior to the date of his


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death; provided, however, that the death benefit payable to Executive's surviving spouse shall not commence until the Reference Date and (G) in calculating the amount of the Pension, all applicable limits under the Internal Revenue Code of 1986, as amended (the "Code"), shall apply (including, without limitation, those under Section 401(a)(17) and Section 415). If the payment of the Pension should commence prior to the time that Executive attains age 65, the amount of the Pension shall be reduced in accordance with the reduction factors set forth in the Retirement Plan. The Pension to Executive shall terminate in the month in which Executive dies, and the death benefit, if any, payable to his surviving spouse shall terminate with the month of her death.
No beneficiary may be elected to receive the death benefit other than Executive's spouse.

          (ii) Executive shall forfeit all right to the Pension if his employment with the Company ends as a result of his resignation of employment other than for Good Reason (as hereinafter defined) prior to the fifth anniversary of the Effective Date.

          4. Termination of Employment. Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate Executive's employment hereunder, and Executive shall have the right to resign, at any time for any reason or for no stated reason.

          (a) Termination for Cause; Resignation Without Good Reason. (i) If, prior to the expiration of the Term, Executive's employment is terminated by the Company for Cause or if Executive resigns from his employment hereunder other than for Good Reason, Executive shall be entitled to payment of the pro rata portion of Executive's Salary through and including the date of termination or resignation as well as any unpaid per diem and hourly amounts and unreimbursed expenses. Except to the extent required by the terms of Section 3(b), any applicable grant to Executive in accordance with Section 3(d) above, Section 3(f), Section 3(g) or applicable law, Executive shall have no right under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

          (ii) Termination for "Cause" shall mean termination of Executive's employment with the Company because of (A) his refusal (other than by reason of the incapacity of Executive due to physical or mental illness) to perform his duties hereunder, (B) the commission by Executive of a felony, or the perpetration by Executive of a dishonest act or fraud against the Company or any affiliate or subsidiary thereof, (C) any act or omission by Executive which is the result of Executive's willful misconduct or gross negligence and which, in the good faith opinion of the Board, is injurious in any material respect to the financial condition, business or reputation of the Company or any of its affiliates or subsidiaries or (D) a material breach by Executive of this Agreement.

          (iii) Termination of Executive's employment for Cause shall be communicated by delivery to Executive of a written notice from the Company stating that


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Executive has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by Executive without Good Reason shall be the date specified in a written notice of resignation from Executive to the Company. Executive shall provide at least
180 days' advance written notice of resignation without Good Reason.

          (b) Involuntary Termination. (i) If prior to the expiration of the Term, the Company terminates Executive's employment for any reason other than Disability (as defined in Section 4(c) below) or Cause or Executive resigns from his employment hereunder for Good Reason (such a resignation or termination being hereinafter referred to as an "Involuntary Termination"), the Company shall pay to Executive his Salary accrued up to and including the date of such Involuntary Termination as well as any unpaid per diem and hourly amounts and any unreimbursed expenses. In addition, in the event of Executive's Involuntary Termination, the Company shall pay to Executive as severance (the "Severance Amount") his Salary, at the annual rate in effect immediately prior to such Involuntary Termination, for the two-year period beginning on the day immediately following the date of such Involuntary Termination. The Severance Amount shall be paid in payroll installments in accordance with the Company's payroll practices in effect from time to time; provided, however, that the Company, in its sole discretion, may at any time pay to Executive the then remaining portion of the Severance Amount in a cash lump sum. Anything in this Agreement to the contrary notwithstanding, no amounts shall be payable under this Section 4(b) if Executive's employment with the Company ends at the expiration of the Term in accordance with Section 2.

          (ii) In the event of Executive's Involuntary Termination, Executive shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided to Executive pursuant to Section 3(f) above at the time of such Involuntary Termination until the earlier to occur of (A) the last day in respect of which the Company is obligated to pay Executive a Severance Amount in accordance with Section 4(b)(i) above and (B) the second anniversary of the date of such Involuntary Termination (the "Continuation Period"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement. If, during the Continuation Period, Executive is precluded from participating in a plan or program by its terms or applicable law or if the Company for any reason ceases to maintain such plan or program, the Company shall provide Executive with compensation or benefits the aggregate value of which, in the reasonable judgment of the Company, is no less than the aggregate value of the compensation or benefits that Executive would have received under such plan or program had he been eligible to participate therein or had such plan or program continued to be maintained by the Company. In addition, in the event of an Involuntary Termination, Executive shall be credited with an additional 2 years of vesting and accrual service for purposes of clause (B) of Section 3(g)(i) above.


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          (iii)   In the event of Executive's death prior to the payment of the full Severance Amount, the balance of the Severance Amount shall continue to be paid in periodic installments to Executive's Beneficiary; provided, however, that the Company, in its sole discretion, may at any time pay such Beneficiary the then remaining portion of the Severance Amount in a cash lump sum.

          (iv) If, following an Involuntary Termination, Executive materially breaches the provisions of Section 5 hereof, Executive shall not be eligible, as of the date of such breach, for the payments and benefits described in this
Section 4(b), and any and all obligations and agreements of the Company with respect to such payments and benefits shall thereupon cease.

          (v) Resignation for "Good Reason" shall mean resignation by Executive because of a material breach by the Company of its obligations to Executive under this Agreement. Unless Executive provides written notification of his intention to resign within 90 business days after Executive knows or has reason to know of the occurrence of any such material breach, Executive shall be deemed to have consented thereto and such material breach shall no longer constitute Good Reason for purposes of this Agreement. If Executive provides such written notice to the Company, the Company shall have 30 business days from the date of receipt of such notice to effect a cure of the material breach described therein (which cure shall be retroactive with respect to any monetary matter) and, upon cure thereof by the Company to the reasonable satisfaction of Executive, such material breach shall no longer constitute Good Reason for purposes of this Agreement.

          (vi) The date of termination of employment without Cause shall be the date specified in a written notice of termination to Executive. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from Executive to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4(b)(v) above has expired without the Company having corrected, to the reasonable satisfaction of Executive, the event or events subject to cure.

          (c) Termination Due to Disability. In the event of Executive's Disability (as hereinafter defined), the Company shall be entitled to terminate his employment. In the case that the Company terminates Executive's employment due to disability, Executive shall be entitled to payment of the pro rata portion of Executive's Salary through and including the date of termination as well as any unpaid per diem and hourly amounts earned and unreimbursed expenses. Notwithstanding anything contained in this Agreement to the contrary, if Executive's employment should terminate due to Disability, the Company shall continue to pay Executive his annual salary until the earliest to occur of (i) the end of the six-month period following the date of such termination, (ii) the date of Executive's death, (iii) the date Executive's Pension payments commence and (iv) the first day on which Executive is entitled to benefits under the Company's Executive Disability Plan. As used in this Section 4(c), the term "Disability" shall mean a physical or mental incapacity that substantially prevents him from performing his duties hereunder and that has continued for at


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least 60 days and that can reasonably be expected to continue indefinitely.
Any dispute as to whether or not Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to Executive and the Company, and the determination of such physician shall be final and binding upon both Executive and the Company.

          (d)   Death.  Except as provided in Sections 3(g), 4(b)(iii) and this
Section 4(d), no Salary or benefits shall be payable under this Agreement following the date of Executive's death. In the event of Executive's death, any Salary earned by Executive up to the date of death, as well as any unpaid per diem and hourly amounts earned and any unreimbursed expenses, plus any amount earned and unpaid under Section 3(c) shall be paid to Executive's Beneficiary within 30 days of such termination. Executive's Beneficiary shall also be entitled to any death benefits which are provided under the terms of any plan, program or arrangement referred to in Section 3(f) applicable to Executive at the time of death.

          (e) Beneficiary. For purposes of this Agreement, except as provided in Section 3(g)(i), "Beneficiary" shall mean the person or persons designated in writing by Executive to receive benefits under a plan, program or arrangement or to receive the balance of the Severance Amount, if any, in the event of Executive's death, or, if no such person or persons are designated by Executive, Executive's estate. No Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of Executive's death.

          5.   Protection of the Company's Interests.

          (a) No Competing Employment. For so long as Executive is employed by the Company and continuing for two years after the termination of such employment or resignation therefrom (such period being referred to hereinafter as the "Restricted Period"), Executive shall not, unless he receives after the Effective Date the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the Company; provided, however, that this Section 5(a) shall not proscribe Executive's ownership, either directly or indirectly, of less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

          (b) No Interference. During the Restricted Period, Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with, any person who is employed by or otherwise engaged to perform services


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                                       9

for the Company or any person or entity who is, or was within the then most recent twelve-month period, a customer, client or supplier of the Company.

          (c) Secrecy. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company or its affiliates or subsidiaries, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with the Company that he will not at any time, except in performance of Executive's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly disclose to any person any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any of its subsidiaries and affiliates. The term "confidential information" means any information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's, or any of its affiliates' or subsidiaries', products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

          (d) Exclusive Property. Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company, its affiliates and subsidiaries shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by Executive or coming into his possession concerning the business or affairs of the Company or any of its affiliates or subsidiaries; provided, however, that subsequent to any such termination, the Company shall provide Executive with copies (the cost of which shall be borne by Executive) of any documents which are requested by Executive and which Executive has determined in good faith are (i) required to establish a defense to a claim that Executive has not complied with his duties hereunder or (ii) necessary to Executive in order to comply with applicable law.

          (e) Injunctive Relief. Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Section 5 or such other relief as may be required to specifically enforce


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                                       10

any of the covenants in this Section 5. Without intending to limit the remedies available to Executive, Executive shall be entitled to seek specific performance of the Company's obligations under this Agreement.

          6.   General Provisions.

          (a) Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; provided, however, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to Executive under applicable bankruptcy laws by virtue of Executive's status as an employee of the Company.

          (b) No Other Severance Benefits. Except as specifically set forth in this Agreement, Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, Executive unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

          (c) Tax Withholding. Payments to Executive of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

          (d) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

          (i)    To the Company:          Detrex Corporation
                                          24901 Northwestern Highway
                                          Suite 500
                                          Southfield, Michigan 48075
                                          Attention: Secretary


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                                       11


                                          With a copy to:

                                          Arbie R. Thalacker, Esq.
                                          Shearman & Sterling
                                          599 Lexington Avenue
                                          New York, New York 10022

          (ii)    To Executive:           William C. King
                                          26281 Siena Drive
                                          Bonita Springs, Florida 33923

or to such other persons or other addresses as either party may specify to the other in writing.

          (e) Representation by Executive. Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which Executive is a party, or any decree, judgment or order to which Executive is subject, and that this Agreement constitutes a valid and binding obligation of Executive in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void ab initio.

          (f) Change in Control Defined. For purposes of Section 3(d) above, a "Change in Control of the Company" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule l3d-3 under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation which would not be a Change of Control under Section 6(f)(iii) below; or

          (ii) Individuals who, as of the effective date of the Option Plan, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          (iii) The approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless following such reorganization, merger or consolidation, (A) more than 50 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidated and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation, or

          (iv) The approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50 percent of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

          (g) Limited Waiver. The waiver by the Company or Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

          (h) Assignment; Assumption of Agreement. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (i) Amendment; Actions by the Company. This Agreement may not be amended, modified or cancelled except by written agreement of Executive and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; provided, however, that by resolution duly adopted in accordance with this Section 6(i), the Board may delegate its responsibilities hereunder to one or more of its members other than Executive.

          (j) Severability. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan (determined without regard to the choice of law provisions thereof).

          (l) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof, including the Temporary Agreement.

          (m) Headings. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

          (n) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.



                               DETREX CORPORATION

                               By: Arbie R. Thalacker
                                   ----------------------------
                                   Title: Chairman of the Board

                                   William C. King
                                   ----------------------------
                                   William C. King